EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-127317 on Form S-8 of Northrop Grumman Corporation of our report dated June 24, 2011, related to the financial statements and supplemental schedule of the Northrop Grumman Shipbuilding, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees appearing in this Annual Report on Form 11-K for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
June 24, 2011

14